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                                                                    Exhibit 23.1
                                                                    ------------

             CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Actuate Corporation 1998 Equity Incentive Plan, 1998 Employee Stock Purchase Plan and 2001 Supplemental Stock Option Plan of our report dated January 11, 2001, with respect to the consolidated financial statements of Actuate Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young, LLP
Palo Alto, California
March 8, 2001